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           [LETTERHEAD OF MOORE, HORTON & CARLSON, P.C. APPEARS HERE]

                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS



Board of Directors
Lexington B & L Financial Corp.
Lexington, Missouri 64067


We hereby consent to the incorporation by reference in the Registration Statement of Lexington B & L Financial Corp. on Form S-8 (File No. 333-29807), of our report dated December 1, 1998, accompanying the consolidated financial statements incorporated by reference in Lexington B & L Financial Corp.'s Annual Report on Form 10-KSB for the year ended September 30, 1998.

/s/ Moore, Horton & Carlson, P.C.

Mexico, Missouri
December 24, 1998